Exhibit 99.1

CONTACT:

VIVUS, Inc.	The Trout Group
Timothy E. Morris	Ian Clements (SF) 415-392-3385
Chief Financial Officer	Brian Korb (NYC) 646-378-2923
650-934-5200

VIVUS to Present at the Cowen & Company 27th Annual Healthcare Conference

MOUNTAIN VIEW, Calif., March 9, 2007 - VIVUS, Inc. (NASDAQ: VVUS), a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products addressing obesity and sexual health, today announced that Timothy E. Morris, vice president finance and CFO, will present at the Cowen and Company 27th Annual Healthcare Conference on Wednesday, March 14, 2007 at 8:00 a.m. (ET).

A live webcast and 30-day archive of the presentation will be available at http://www.vivus.com.

About VIVUS

VIVUS, Inc. is a pharmaceutical company dedicated to the development and commercialization of next-generation therapeutic products addressing obesity and sexual health. VIVUS has three products that are positioned to enter Phase 3 clinical trials, and one product currently under NDA review by the FDA. The investigational pipeline includes: Qnexa(TM), for which a Phase 2 study has been completed for the treatment of obesity; Testosterone MDTS(R), for which a Phase 2 study has been completed for the treatment of Hypoactive Sexual Desire Disorder (HSDD); EvaMist(TM), for which a Phase 3 study has been completed and an NDA submitted for the treatment of menopausal symptoms; and avanafil, for which a Phase 2 study has been completed for the treatment of erectile dysfunction (ED). MUSE(R) is approved and currently on the market for the treatment of ED. For more information on clinical trials and products, please visit the company’s web site at www.vivus.com.

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